Exhibit 4.2

SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

OF

FLYWIRE CORPORATION

Dated as of February 23, 2021

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5.8	Notice of Licensing	29

5.9	FCPA	29

5.10	Notification of Certain Events	30

5.11	Termination of Covenants	30

5.12	Regulated Investor Restructuring	30

5.13	Right to Conduct Activities; Disclaimer of Duties	32

5.14	Other Regulated Investor Matters	32

6. Miscellaneous		33

6.1	Successors and Assigns	33

6.2	Governing Law	34

6.3	Counterparts	34

6.4	Titles and Subtitles	34

6.5	Notices	34

6.6	Amendments and Waivers	35

6.7	Severability	36

6.8	Aggregation of Stock	36

6.9	Additional Investors	36

6.10	Entire Agreement	37

6.11	Dispute Resolution	37

6.12	Delays or Omissions	37

6.13	Acknowledgment	38

6.14	Amendment and Restatement of Prior Agreement	38

Schedule A     -         Schedule of Investors

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SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is made as of February 23, 2021, by and among Flywire Corporation (f/k/a peerTransfer Corporation), a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Subsection 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series B1-NV Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock or Series E-2 Preferred Stock and possess registration rights, information rights, rights of first offer, and other rights pursuant to a Sixth Amended and Restated Investors’ Rights Agreement dated as of February 12, 2020 between and among the Company and such Investors (the “Prior Agreement”);

WHEREAS, the Existing Investors executing this Agreement are holders of a majority of the Registrable Securities (other than shares of Series E-2 Preferred Stock) (voting as a single class and on an as-converted basis) outstanding (as each such term is defined in the Prior Agreement) (the “Required Prior Holders”), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series F Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (as amended, modified, supplemented or restated from time to time in accordance with the terms therewith, the “Purchase Agreement”), under which the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the Required Prior Holders, and the Company.

NOW, THEREFORE, the parties hereby agree that the Prior Agreement shall be amended and restated in its entirety as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, limited partner, member, managing member, officer, employee or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the term “control” when used with respect to any Person shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

1.2    “Automatic Registration Statement” means an automatic registration statement as defined in Rule 405 under the Securities Act.

1.3    “Bain Director” means the director designated pursuant to Section 1.2(c) of the Voting Agreement (as defined in the Purchase Agreement).

1.4     “BHCA” means the Bank Holding Company Act of 1956, and the rules, regulations and interpretations promulgated thereunder, in each case, as amended.

1.5    “BHCA Tender” means (i) with respect to each Regulated Investor, a BHCA No-Cost Tender and (ii) solely with respect to Goldman, the Goldman Put Right (as defined in the Side Letter (as defined in the Purchase Agreement)).

1.6    “Certificate of Incorporation” means the Company’s Eighth Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time.

1.7    “Class A Common Stock” means shares of the Company’s Class A Common Stock, par value $0.0001 per share.

1.8    “Class B Common Stock” means shares of the Company’s Class B Common Stock, par value $0.0001 per share.

1.9    “Common Stock” means, collectively, shares of Class A Common Stock of the Company’s common stock, par value $0.0001 per share and shares of Class B Common Stock of the Company’s common stock, par value $0.0001 per share.

1.10    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in money transfer and global payments services or product offerings primarily targeted to customers in the higher education, travel, and healthcare industries (such services and product offerings, the “Competing Services”), but shall not include any financial investment firm (including Goldman and its Affiliates) or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding voting equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor. For the purposes of this Agreement, (i) each of Spark Capital II, L.P., Spark Capital Growth Fund, L.P., Accel London III L.P., Maveron Equity Partners IV, L.P., QED Fund II, LP, Amerigo Innvierte Spain Technologies, FCr, Fomento Para la Innovacion y el Desarrollo Sostenible Tres S.A., Sociedad de Capital Riesgo de Régimen Simplificado, F-Prime Capital Partners Tech Fund LP (“F-Prime”), Bain Capital Venture Fund 2014, L.P. (“Bain”), Ossa Investments Pte. Ltd. (“Temasek”), Eureka Fund (“Eureka Fund”), Whale Rock Flagship Master Fund, LP, Whale Rock Flagship (AI) Fund LP and Whale Rock Long Opportunities Master Fund, LP. (collectively, “Whale Rock”) and their respective Affiliates will not be considered a Competitor and (ii) (A) each of (I) Goldman Sachs PSI Global Holdings, LLC (“Goldman”) and (II) any

entity to which any portion of the shares of the Company’s capital stock held by Goldman are transferred that is, whether directly or indirectly, a wholly-owned subsidiary of The Goldman Sachs Group, Inc. and whose primary purpose is to hold equity or other securities issued by any other Person in connection with investments made by Goldman or any of its Affiliates in such Person (each, an “Goldman Investment Vehicle”), in each case of the foregoing clauses (I) and (II), will not be considered a Competitor and (B) none of Goldman’s other Affiliates will be considered a Competitor unless any of such Affiliates (1) engages in Competing Services; and (2) generates revenue from such Competing Services in an amount in excess of twenty-five percent (25%) of such Affiliate (on a consolidated basis).

1.11    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or offering circular, free writing prospectus or other document relating to the Registrable Securities; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities Law; or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading.

1.12    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.13    “Direct Listing” shall have the meaning set forth in the Certificate of Incorporation. For the avoidance of doubt, a Direct Listing shall not be deemed to be an underwritten public offering of the Company’s Common Stock registered under the Securities Act. Any and all mentions of an underwritten offering or underwriters contained herein shall not apply to a Direct Listing.

1.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.15    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.16    “FOIA Party” means a Person that, in the determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.17    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.18    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.19     “GAAP” means generally accepted accounting principles in the United States.

1.20    “Goldman Director” means the director designated pursuant to Section 1.2(d) of the Voting Agreement (as defined in the Purchase Agreement).

1.21    “Governmental Authority” means the government of the United States or any other country, any state or other political subdivision thereof, any self-regulatory organization, any national securities exchange or trading system, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government, and any corporation or other entity owned or controlled (whether through ownership of securities or other ownership interests, by contract or otherwise) by any of the foregoing.

1.22    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.23    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.24    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.25    “IPO” means, only if a Direct Listing has not occurred, the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.26    “Key Employee” means any executive-level employee (including, without limitation, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.27    “Law” means any federal, state or local law, statute, ordinance, by-law, regulation, rule, treaty or order of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law, including, without limitation, the rules and regulations of a national securities exchange or trading system.

1.28    “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 600,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). For the purposes of this Agreement, each of Eureka Fund, Whale Rock and Sunley House Capital Master Limited Partnership will be considered a Major Investor for so long as such Investor and/or its Affiliates collectively hold such number of shares of Registrable Securities as originally purchased by such Investor and/or its Affiliates pursuant to the Purchase Agreement (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.29    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.30    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.31    “Preferred Directors” means any director of the Company that the holders of record of shares of Preferred Stock are entitled to elect pursuant to the Certificate of Incorporation.

1.32    “Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series B1 Preferred Stock, the Series B1-NV Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.

1.33    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors on or after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.34    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.35    “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.36     “Regulated Investor” means any Investor that is a bank, bank holding company, financial holding company or an entity that is controlled by a bank, bank holding company or financial holding company, as such terms are defined under the BHCA, or an Affiliate of any such entity, including, without limitation, Goldman.

1.37    “SEC” means the Securities and Exchange Commission.

1.38    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.39    “SEC Rule 144(b)(1)(i)” means subsection (b)(1)(i) of Rule 144 under the Securities Act as it applies to Persons who have held shares for more than one (1) year.

1.40    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.41    “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

1.42    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.43    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.44    “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.45    “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.46    “Series B1 Preferred Stock” means shares of the Company’s Series B1 Preferred Stock, par value $0.0001 per share.

1.47    “Series B1-NV Preferred Stock” means shares of the Company’s Series B1-NV Preferred Stock, par value $0.0001 per share.

1.48    “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

1.49    “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.0001 per share.

1.50    “Series E Preferred Stock” means, collectively, shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock.

1.51    “Series E-1 Preferred Stock” means shares of the Company’s Series E-1 Preferred Stock, par value $0.0001 per share.

1.52    “Series E-2 Preferred Stock” means shares of the Company’s Series E-2 Preferred Stock, par value $0.0001 per share.

1.53    “Series F Preferred Stock” means, collectively, shares of Series F-1 Preferred Stock and Series F-2 Preferred Stock.

1.54    “Series F-1 Preferred Stock” means shares of the Company’s Series F-1 Preferred Stock, par value $0.0001 per share.

1.55    “Series F-2 Preferred Stock” means shares of the Company’s Series F-2 Preferred Stock, par value $0.0001 per share.

1.56    “Spark Director” means the director designated pursuant to Section 1.2(a) of the Voting Agreement (as defined in the Purchase Agreement).

1.57    “WKSI” means a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least forty percent (40%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to the Registrable Securities then outstanding having an anticipated aggregate offering price, net of Selling Expenses, of at least $10,000,000, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement, including for an offering to be made on a continuous or delayed basis pursuant to SEC Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC covering such Registrable Securities), with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3; provided, that, in the case of a registration pursuant to this Subsection 2.1(b), (i) to the extent the Company is then a WKSI, it shall use its best efforts to file and cause to be immediately effective a registration statement that shall constitute an Automatic Registration Statement and (ii) if the Company is not then a WKSI, it shall use its best efforts to file the registration statement, in each case, within time periods specified in this Subsection 2.1(b).

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC and shall have remained effective for one hundred eighty (180) days (excluding any periods of time during which such Registration Statement is tolled or suspended pursuant to Subsection 2.1(c) or this Subsection 2.1(d)) or such shorter period as may be required to sell all Registrable Securities included in such relevant Registration Statement, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d). Notwithstanding the foregoing, in no event shall a registration be deemed to have been effected (i) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or court for any reason other than a misrepresentation or an omission by any Holder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related Registration Statement or (ii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than solely by reason of an act or omission by any Holder.

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or a registration for a Direct Listing), the Company shall, at such time, promptly but in no event less than five (5) days in advance of filing such registration statement, give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. Upon five (5) days prior written notice to each Holder, the Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in a subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

2.3    Underwriting Requirements.

(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to in writing by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than two-thirds of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement; provided, however¸ that as far in advance as reasonably practicable before filing any registration statement or any supplement or amendment thereto (for purposes of this Subsection 2.4, supplements and amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), the Company shall furnish to each Regulated Investor and representatives of each such Regulated Investor copies of all documents proposed to be filed (including, without limitation, all exhibits and documents to be incorporated by reference therein, subject to (x) confidentiality obligations binding upon the Company and (y) redaction of competitively sensitive information to the extent such Regulated Investor is a Competitor) and provide each Regulated Investor and each such Regulated Investor’s representatives the opportunity to object to any information pertaining to such Regulated Investor (or any of such Regulated Investor’s Affiliates) and its plan of distribution that is contained therein, and the Company shall, subject to applicable Law, make any corrections reasonably requested by the Regulated Investors prior to filing such registration statement or supplement or amendment thereto;

(c)    furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and if requested by the underwriter(s) deliver to the underwriter(s) thereof, among other items delivered pursuant to such underwriting agreement, (i) a letter, dated as of such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter(s) and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such underwritten public offering, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” opinion for such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(k)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6     Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, (x) the Holders shall have learned of a material adverse change in the condition (financial or otherwise), business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information or (y) the registration is interfered with by any stop order, injunction or other requirement of the SEC or any other Governmental Authority for any reason other than a misrepresentation or omission by any Holder, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section

2.2.8     Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by Law, the Company will indemnify and hold harmless each selling Holder, and the Affiliates, partners, members, officers, directors, employees, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who otherwise controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration, unless the Holder, underwriter, controlling Person or other aforementioned Person furnished in writing to the Company an explicit notice particularly identifying the incorrect or misleading information prior to the filing of any such registration statement, amendment thereto or other document or supplement information expressly for use in such Registration Statement or other document or supplement which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein.

(b)    To the extent permitted by Law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder; and provided further that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to the extent that such Holder has furnished in writing to the Company an explicit notice particularly identifying the incorrect or misleading information prior to the filing of any such registration statement, amendment thereto or other document or supplement information which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company under the Securities Act;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company under the Securities Act), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (excluding any shares of Series E-2 Preferred Stock and Series F-2 Preferred Stock then outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder to include such securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all Registrable Securities they wish to so include or (ii) would allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to a Qualified Public Offering (as defined in the Certificate of Incorporation) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 (w) shall not apply (1) to shares of Common Stock acquired by any Holder or any of its Affiliates at or in connection with the closing of a Qualified Public Offering other than shares acquired upon conversion of any shares of Preferred Stock or (2) to any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) acquired by a Holder following the effective date of the registration statement of the Company in connection with a Qualified Public Offering, (x) shall apply only to a Qualified Public Offering; (y) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and (z) shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). Notwithstanding anything contained in this Subsection 2.11 to the contrary, the Company and each other party hereto acknowledge and agree that any agreement that any Holder enters into pursuant to this Subsection 2.11 shall not restrict any of such Holder’s (or any of such Holder’s Affiliates’)

brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of business. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders. The foregoing provisions of this Section 2.11 shall not apply to a Direct Listing and shall only be applicable to a Qualified Public Offering if the Company has not already completed a Direct Listing.

2.12    Restrictions on Transfer.

(a)    Shares of Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of shares of Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate or instrument representing (i) shares of Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)    The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Other than transfers pursuant to Subsection 2.12(f) below, before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate or instrument shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)    Notwithstanding anything contained in this Agreement to the contrary, F-Prime may transfer its Restricted Securities to any Affiliate or charitable organization without the prior written consent of the managing underwriter; provided that (i) such Affiliate or charitable organization shall agree in a written instrument delivered to the Company (and, with respect to this Subsection 2.12, the underwriters) to be bound by and subject to the terms and conditions of this Agreement, including the provisions of this Subsection 2.12 and (ii) if such transfer is made to a charitable organization, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to above.

(e)    The Company agrees that, if any Regulated Investor or any of such Regulated Investor’s Affiliates (each a “RI Entity”) could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Company’s securities held or owned, beneficially or otherwise, by any RI Entity pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “RI Underwriter Registration Statement”), then the Company will (i) cooperate with each such RI Entity in allowing each such RI Entity to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof and (ii) enter into an underwriting agreement with such RI Entity or RI Entities containing customary terms and conditions. In addition, at the request of any Regulated Investor with an RI Entity who is or could reasonably be deemed to be an “underwriter” pursuant to this Section 2.12(e), the Company will furnish to each such Regulated Investor, on the date of the effectiveness of any RI Underwriter Registration Statement (x) a letter, dated as of such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to each such Regulated Investor and (y) an opinion, dated as of such date, of counsel representing the Company for purposes of such RI Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” opinion for such offering, addressed to each such Regulated Investor. The Company will also permit legal counsel to each such Regulated Investor, which may be in-house or outside counsel, to review and comment upon any such RI Underwriter Registration Statement at least five business days prior to its filing with the SEC and all amendments and supplements to any such RI Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any RI Underwriter Registration Statement or amendment or supplement thereto in a form to which such legal counsel to any such Regulated Investor reasonably objects.

(f)    Notwithstanding anything contained herein to the contrary, if a Regulated Investor determines in its sole discretion that a transfer of any Company securities is required, necessary or appropriate (i) pursuant to any applicable Law or as required by any Governmental Authority, or (ii) because continuing to retain such securities (A) would be impermissible or unduly burdensome under applicable Law or such Regulated Investor’s policies and procedures or (B) otherwise presents a legal, operational, regulatory or reputational risk to such Regulated Investor, in each case, such Regulated Investor will not be restricted (including, without limitation, pursuant to the provisions of this Subsection 2.12) from transferring any such securities.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;

(b)    as to any Holder, such earlier time after the IPO or Direct Listing (whichever occurs first) at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144; and

(c)    the fifth anniversary of the IPO or Direct Listing, whichever occurs first.

3.    Information Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:

(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements, unaudited and audited versions, certified by independent public accountants of nationally recognized standing selected by the Company within ninety days (90) and one hundred and twenty days (120), respectively, after the end of each fiscal year of the Company;

(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company and, in the case of a Major Investor who is also a Regulated Investor, within five (5) days of the written request by such Regulated Investor, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, and the name of each holder thereof and his, her or its respective holdings, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct; provided, however, the Company may withhold listing the name of any employee, advisor or consultant as a holder of an option to purchase shares of the Company’s capital stock from such capitalization table;

(d)    as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f)    such other information as a Regulated Investor may from time to time reasonably request relating to the Company’s compliance with applicable Law; and

(g)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Board of Directors reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

Notwithstanding anything else in this Agreement to the contrary, at any time any Regulated Investor holds any shares of capital stock of the Company, and without regard as to whether a determination by the Board of Directors that such Regulated Investor is a Competitor has been made, the Company shall provide to each such Regulated Investor (x) the information specified in clauses (a), (b), (c), (e) and (f) of this Subsection 3.1 and (y) such other information as such Regulated Investor may from time to time request as and if necessary, in the reasonable determination of such Regulated Investor, to comply with the Exchange Act, the BHCA or any other applicable Law (such information, the “Limited Information”). To the extent applicable, the Company may redact from the Limited Information any information or materials solely and exclusively to the extent (i) such Regulated Investor has been determined to be a Competitor hereunder and (ii) such information or materials contain competitively sensitive commercial information; provided, however, that in no event shall any information provided pursuant to clauses (a), (b) or (c) of this Subsection 3.1 be redacted under any circumstances.

3.2    Inspection. The Company shall permit each Regulated Investor, so long as it continues to hold any Registrable Securities, and each Major Investor, provided that the Board of Directors has not reasonably determined that such Regulated Investor or Major Investor is a Competitor of the Company, at such Major Investor’s expense, to visit and inspect the properties, facilities and other assets of the Company and its subsidiaries; examine books of account and records of the Company and each of its subsidiaries as well as each of their respective financial processes, operations and controls; and discuss the affairs, finances, and accounts of the Company and each of its subsidiaries with the Company’s officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that the Board of Directors reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Termination of Information. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

3.4    Confidentiality. Each Investor agrees, severally and not jointly, that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) was in the public domain prior to the time it was furnished to such Investor, (b) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (c) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, (d) was in such Investor’s possession or known by such Investor without restriction prior to receipt from the Company or (e) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, (A) that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by Law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure and (B) notwithstanding anything in this

Agreement or any other agreement to which the Company is a party or by which it is bound, each Regulated Investor and Affiliate thereof, without prior written notice to the Company or any other Person, may disclose any confidential information to any Governmental Authority or examiner of or related to a Governmental Authority with competent jurisdiction over such Regulated Investor (or any of such Regulated Investor’s Affiliates), regardless of whether or not such Regulated Investor (or any of its Affiliates, as applicable) is required to make such disclosure by the BHCA or any other applicable Law; provided that, except with respect to communications made in connection with routine regulatory oversight, and solely to the extent (i) permitted by applicable Law and (ii) such Regulated Investor discloses any confidential information of the Company in response to a targeted request related to the Company by any such Governmental Authority or examiner of or related to a Governmental Authority, such Regulated Investor shall use commercially reasonable efforts to notify the Company following any such disclosure.

4.    Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities Laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that, each such Affiliate or Investor Beneficial Owner: (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Seventh Amended and Restated Voting Agreement and the Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that, any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then-outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities) (the “Pro Rata Percentage”). At the expiration of such twenty (20) day period, the Company shall promptly notify in writing each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; (iii) the issuance of shares of Series F Preferred Stock to Additional Purchasers pursuant to Subsection 1.3 of the Purchase Agreement; and (iv) the issuance of securities pursuant to a Direct Listing in which the Company sells shares of Common Stock registered under the Securities Act pursuant to such Direct Listing.

(e)    Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give written notice to each of the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities and the other material terms and conditions of such issuance. Each Major Investor shall have twenty (20) days from the date such notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Subsection 4.1(b), before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.

(f)    In the event that any Regulated Investor is a Major Investor, then, upon such Regulated Investor’s request, the Company shall create a class of shares (the “BHCA

New Securities”) identical to the shares being offered pursuant to this Section 4 in all respects, except that such BHCA New Securities shall not have any voting rights or other rights as such Major Investor may request, so that such Major Investor may purchase such BHCA New Securities.

4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, or (iv) immediately before the consummation of a Direct Listing, whichever event occurs first.

5.    Additional Covenants.

5.1    Insurance. The Company shall use its commercially reasonable efforts to maintain from financially sound and reputable insurers (i) Directors and Officers liability insurance and (ii) term “key-person” insurance on the chief executive officer of the Company, each in an amount and on terms and conditions satisfactory to the Board of Directors (including at least two (2) of the Preferred Directors), and shall use its commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelled or materially modified by the Company without prior approval by the Board of Directors, including at least two (2) of the Preferred Directors.

5.2    Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year non-solicitation and non-competition agreement. In addition, the Company shall not, and shall not permit any of its subsidiaries to, amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company (or any of its subsidiaries) and any employee, consultant or contractor, without the consent of the Board of Directors, including at least two (2) of the Preferred Directors.

5.3    Employee Stock. Unless otherwise approved by the Board of Directors, including at least two (2) of the Preferred Directors, all future employees and consultants of the Company or any of its subsidiaries who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, including at least two (2) of the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4    United States Real Property Interest. Promptly following (and in any event within ten (10) days after receipt of) written request by an Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no Preferred Stock then outstanding.

5.5    Board Matters.

(a)    Unless otherwise determined by the vote of a majority of the directors then in office, including at least two (2) of the Preferred Directors, the Board of Directors shall meet at least every eight (8) weeks in accordance with an agreed-upon schedule; provided, that the Board of Directors shall meet no less than once each fiscal quarter. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Bain Director, Spark Director and Goldman Director shall each have the right, in their sole and absolute discretion, to serve on all committees (either in existence as of the date of this Agreement or formed following the date of this Agreement) of the Board of Directors.

(b)    The Company shall not enter into any contract or agreement with any officer, director, Stockholder, Affiliate or employee of the Company or any subsidiary or any of their respective Affiliates (each a “Related Person”), other than any contract or agreement (i) entered into with such Related Person on terms not less favorable to the Company or subsidiary, as the case may be, than would be obtained in a transaction with a person which is not a Related Person and (ii) approved by the vote of a majority of the directors then in office, including at least two (2) of the Preferred Directors.

5.6    Successor Indemnification; Fund Indemnification.

(a)    If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

(b)    The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company

5.7    Observation Rights.

(a)    For so long as Temasek and its Affiliates continue to own beneficially at least 441,667 shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Preferred Stock), which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, and Temasek is not represented on the Board of Directors, the Company shall invite a representative of Temasek to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board of Directors reasonably determines in good faith (based on the advice of the Company’s legal counsel) that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets.

(b)    For so long as Goldman, together with its Affiliates, continues to own beneficially at least 585,637 shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Preferred Stock), which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, and Goldman is not represented on the Board of Directors, the Company shall invite a representative of Goldman (the “Goldman Observer”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board of Directors reasonably determines in good faith (based on the advice of the Company’s legal counsel) that access to such information or attendance at such meeting or portion thereof would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets.

(c)    For so long as F-Prime, together with its Affiliates, continues to own beneficially at least 621,694 shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Preferred Stock), which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like, and F-Prime is not represented on the Board of Directors, the Company shall invite a representative of F-Prime (the “F-Prime Observer”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board of Directors reasonably determines in good faith (based on the advice of the Company’s legal counsel) that access to such information or attendance at such meeting or portion thereof would adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets.

5.8    Notice of Licensing. The Company shall notify each of the Investors in writing promptly of any determination by the Company that it should take any material steps towards the registration or licensing of the Company as a money transmitter, seller or issuer of payment instruments, seller or issuer of stored value/prepaid access or currency exchanger, in each case, under any Laws of any jurisdiction, and shall not take any such material steps towards such registration or licensing prior to the date that is two (2) weeks after providing such notice without the prior written consent of the Board of Directors.

5.9    FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other applicable anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to, comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable anti-bribery and anti-corruption laws.

5.10    Notification of Certain Events. Each Existing Investor hereby represents to the Company and each holder of Series F Preferred Stock that such Existing Investor has not made any claims, and is not aware of any facts or circumstances that could reasonably be expected to give rise to a claim, against the Company under any purchase agreement pursuant to which such Existing Investor acquired shares of Preferred Stock. The Company shall notify the holders of Series F Preferred Stock in writing as promptly as practicable following the occurrence of (a) the commencement of any proceeding, against or affecting the Company which, if adversely determined, would reasonably be expected to have a material adverse effect on the Company, or (b) any material default under any indebtedness of the Company.

5.11    Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, or (iv) immediately before the consummation of a Direct Listing, whichever event occurs first.

5.12    Regulated Investor Restructuring.

(a)    In the event that (i) any Regulated Investor receives notice from a Governmental Authority with competent jurisdiction over such Regulated Investor, or determines in good faith, in each case, to the effect that such Regulated Investor “controls” the Company for purposes of the BHCA, or any other applicable Law, including, without limitation, the comparable provisions of any domestic or foreign banking Law, each as applicable to such Regulated Investor or (ii) such Regulated Investor determines, in its sole discretion, that the Company or any of its subsidiaries engages in activities that make it impermissible or unduly burdensome under applicable Law or regulatory or supervisory guidance for such Regulated Investor to continue to hold, directly or indirectly, without limitations or otherwise, any of its capital stock of the Company (or any other circumstance exists where such Regulated Investor has determined, in its sole discretion, that continuing to retain any such shares of capital stock would present a legal, operational, reputational or regulatory risk to such Regulated Investor or any of its Affiliates) (each of the events in clauses (i) and (ii) a “Regulatory Event”), (A) such Regulated Investor shall promptly inform the Company and each other Regulated Investor of the occurrence of such Regulatory Event, to the extent permitted by applicable Law; (B) the

Company, the other Investors and such Regulated Investor shall cooperate in good faith to restructure the terms of such investment by such Regulated Investor, including by amendment to the Certificate of Incorporation, this Agreement or any other Transaction Agreement (as defined in the Purchase Agreement) in a manner acceptable to the Company, such Regulated Investor and the Investors required to approve such amendment under the terms of the Certificate of Incorporation, this Agreement or such other Transaction Agreement so as to remediate the circumstances giving rise to such Regulatory Event and (C) without limiting the remedies available pursuant to the immediately preceding clause (B), such Regulated Investor shall be permitted to sell or otherwise transfer its shares of capital stock of the Company to any third party, including any stockholder of the Company, and the Company shall use commercially reasonable efforts to assist such Regulated Investor in facilitating a sale or transfer by such Regulated Investor of any or all of its shares of capital stock of the Company as may be reasonably requested by such Regulated Investor; provided, however, that in no event shall a transferee in a transfer permitted by the immediately preceding clause (C) be a Person who is, or is owned or controlled by or who is an Affiliate of, an individual or entity named on OFAC’s (as defined below) Specially Designated Nationals and Blocked Persons List or is otherwise the subject of sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (any such Person, an “OFAC Transferee”).

(b)    [Reserved.]

(c)    Notwithstanding anything to the contrary set forth herein, the Certificate of Incorporation or any other Transaction Agreement, any Regulated Investor may transfer any or all of the shares of capital stock of the Company held by such Regulated Investor back to the Company, which shall accept the tender of such shares of capital stock as a contribution to the Company at no cost to the Company or such Regulated Investor (a “BHCA No-Cost Tender”). The Company shall accept and redeem all such shares of capital stock subject to such BHCA No-Cost Tender as soon as practicable (and in no event later than three (3) days after receipt of such Regulated Investor’s notice to the Company of such BHCA No-Cost Tender), and without a requirement for any further action by such Regulated Investor, the Company, the Board or any other Person. For the avoidance of doubt, the exercise of a BHCA No-Cost Tender shall be within any Regulated Investor’s sole and exclusive discretion and shall be in addition to, and not in lieu of, any other remedies available to such Regulated Investor under this Agreement, the Certificate of Incorporation or any other Transaction Agreement. Upon receipt of notice of the exercise of a BHCA No-Cost Tender from any Regulated Investor, the Company shall promptly notify each other Regulated Investor in writing of the exercise of such BHCA No-Cost Tender, the number of shares of the Company’s capital stock subject to such BHCA No-Cost Tender, and the Regulated Investor exercising such BHCA No-Cost Tender.

(d)    Except as expressly set forth in this Agreement, the Bylaws, the Certificate of Incorporation, the Purchase Agreement, any other Transaction Agreement as of the date hereof or as otherwise restricted under any applicable Law, the Company hereby acknowledges and agrees that (i) no document or agreement shall restrict the ability of any Regulated Investor to transfer any of its shares of capital stock of the Company, including, without limitation, to any Affiliates of such Regulated Investor, or otherwise require the prior consent of, or notice to, the Company or any of its stockholders therefor and (ii) no future amendment (by amendment, recapitalization or otherwise) of any document or agreement purporting to restrict such transfer shall be effective against any Regulated Investor without such Regulated Investor’s vote in favor thereof or written consent with respect thereto.

5.13    Right to Conduct Activities; Disclaimer of Duties. The Company, each Investor and each other Holder acknowledge that nothing in this Agreement or any other Transaction Agreement creates, or shall be deemed to create, a fiduciary duty of any Holder or any of such Holder’s Affiliates, to the Company or its stockholders, and that no Holder or any of such Holder’s Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless any such Person is retained by the Company or any of its Affiliates to provide such services pursuant to a separate written agreement. The Company, each Investor and each other Holder further acknowledge that each Regulated Investor and their respective Affiliates are in the business of engaging in activities, including investing in, financing and advising companies that may be competitive with or which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries. In addition, each Regulated Investor and each of their respective Affiliates may currently have or in the future develop products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement or any of the other Transaction Agreements shall preclude or in any way restrict any Regulated Investor or any of their respective Affiliates from engaging in any business, activity or operation, including, without limitation, investing in, financing or advising companies or participating in any particular enterprise or activity whether or not such enterprise or activity competes with those of the Company and its subsidiaries. In addition, no Regulated Investor nor any of their respective Affiliates shall be liable to the Company or any Holder or Affiliate of any of them for any claim arising out of, or based upon, (i) the purchase by such Regulated Investor of any securities of any Person that may be competitive to the Company, or (ii) actions taken by such Regulated Investor, any of such Regulated Investor’s Affiliates, or any director, employee, officer or other representative of any of them to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise, and whether or not such action has a detrimental effect on the Company. In addition, from time to time, in connection with the foregoing activities, any Regulated Investor may have information that may be useful to the Company or its other stockholders (which information may or may not be known by the members of the Board of Directors), and neither any Regulated Investor nor any of such Regulated Investor’s Affiliates shall have any duty to disclose any information known to such Person to the Company or any of its other stockholders. The Company shall not enter into or otherwise become bound by any agreement that contains a non-competition, non-solicitation or other restrictive covenant that binds any Regulated Investor or any of their respective Affiliates.

5.14    Other Regulated Investor Matters.

(a)     So long as any Regulated Investor holds any shares of capital stock of the Company, the Company shall (i) provide to such Regulated Investor any information reasonably requested by such Regulated Investor regarding the Company’s compliance with applicable Laws; (ii) upon reasonable advance notice and at a reasonable time make available for discussion with such Regulated Investor any member of the Company’s management with duties relating to the Company’s compliance with applicable Laws and (iii) keep each such Regulated Investor reasonably informed, on a current basis, of any material events, discussions, notices or changes with respect to any tax, criminal or regulatory investigation or action involving the Company or any of its subsidiaries.

(b)    The Company and each Holder shall not use any names, trademarks, service marks, logos or trade names of any Regulated Investor or any of such Regulated Investor’s Affiliates in any form of advertising or in any form of publicity or public statements, including, without limitation, press releases, without the prior written consent of such Regulated Investor, which consent such Regulated Investor may give or withhold in its sole and exclusive discretion. The Company and each Holder shall have no rights in or to any names, trademarks, service marks, logos, or trade names of any Regulated Investor or any of Affiliates of such Regulated Investor, and such Regulated Investor shall have no rights in or to any names, trademarks, service marks or trade names of the Company or any of its subsidiaries.

(c)    The Company shall institute and maintain in effect policies and procedures reasonably designed to provide, taking into account the Company’s size and scope of business, for the Company’s compliance in all material respects with all Laws applicable to its operations, properties, assets, products or services, and to operate its business pursuant to, in possession of and in compliance with the terms of all permits, licenses approvals and other authorizations required to conduct its business. Within five (5) days prior to the adoption of any new policy or procedure or an amendment to an existing policy or procedure which materially changes the Company’s operations, the Company shall provide the Goldman Observer or the Series E Director (as such term is defined in the Voting Agreement), as applicable, with a copy thereof.

(d)    The Company shall maintain in effect policies and procedures reasonably designed to ensure compliance by the Company and each of its subsidiaries with applicable Anti-Money Laundering Laws (as defined in the Purchase Agreement) and applicable anti-bribery or anti-corruption Laws, each in a form reviewed and approved by the Board of Directors.

(e)    The Company shall maintain in effect (i) a code of conduct governing appropriate workplace behavior and (ii) an anti-harassment and discrimination policy prohibiting discrimination and harassment at the Company, each in a form reviewed and approved by the Board of Directors.

6.    Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; (iii) is transferred such Registrable Securities pursuant to Subsection 2.12(f) or pursuant to a Goldman Permitted Transfer or (iv) after such transfer, holds at least 200,000 shares of Registrable

Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (y) such transferee is not a Competitor of the Company and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to David D. Gammell, Esq., Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210, facsimile: (617) 648-9199 and if notice is given to Stockholders, a copy (which shall not constitute notice) shall also be given to (i) Paul N. Cicero, Esq., Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, facsimile: (212) 355-3333, (ii) Cooley LLP, 101 California Street, 5th Floor, San Francisco, CA 94111, Attention: Peter H. Werner and (iii) K&L Gates LLP, 300 South Tryon Street, 10th Floor, Charlotte, NC 28202, Attention: Rick Giovannelli and Michael H. Hutson.

6.6    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities (other than shares of Series E-2 Preferred Stock and shares of Series F-2 Preferred Stock) (voting as a single class and on an as-converted basis) then-outstanding; provided, that if such amendment or waiver significantly and adversely affects the rights or preferences of the (x) Series E Preferred Stock, shares of Series E-2 Preferred Stock shall be permitted to vote or consent with respect to such amendment or waiver, and such shares of Series E-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the requisite majority has been obtained or (y) Series F Preferred Stock, shares of Series F-2 Preferred Stock shall be permitted to vote or consent with respect to such amendment or waiver, and such shares of Series F-2 Preferred Stock shall be counted, both in the numerator and in the denominator, for purposes of determining whether the requisite majority has been obtained; and provided further that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that (i) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; (ii) no amendment, modification, termination or waiver which would adversely affect the rights of Bain hereunder in a manner disproportionate to any other party hereto (including any party who is permitted to exercise such rights despite such amendment, modification, termination or waiver) shall be effective against Bain without Bain’s prior written consent (it being understood that granting senior, pari-passu or junior rights hereunder to purchasers of preferred stock of the Company in a bona fide equity financing shall not, in and of itself, be deemed to adversely affect the rights of Bain hereunder); (iii) no amendment, modification, termination or waiver which would adversely affect the rights of Goldman hereunder in a manner disproportionate to any other party hereto (including any party who is permitted to exercise such rights despite such amendment, modification, termination or waiver) shall be effective against Goldman without Goldman’s prior written consent (it being understood that granting senior, pari-passu or junior rights hereunder to purchasers of preferred stock of the Company in a bona fide equity financing shall not, in and of itself, be deemed to adversely affect the rights of Goldman hereunder) and (iv) each Major Investor’s rights pursuant to Subsections 3.1 and 3.2 and Section 4 may only be waived, amended or terminated with such Major Investor’s written consent. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided that in the event any Major Investor actually purchases any such securities in any such offering by the Company, then each other Major Investor shall be permitted to participate in such offering on a pro rata basis (based on the level of participation of the Major Investor purchasing the largest portion of such Major Investor’s pro rata share), in accordance with the other provisions (including notice and election periods) set forth in Section 4). Notwithstanding anything to the contrary set forth herein, Subsection 5.7(a) and this sentence may be amended and the observance of such term may be waived (either generally or in a particular instance) only with the written consent of Temasek. Notwithstanding anything to the contrary set forth herein, each of Subsections 1.4, 1.10 (as such Subsection relates to Goldman), 1.20, the third sentence of Subsection 2.11, Subsections 2.12(e), 2.12(f), Subsections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f) and the final paragraph of 3.1 (as such Subsections relate to any Regulated Investor (including, without limitation, to the information provided to any Regulated Investor thereunder)), 3.4 (as such Subsection relates to such Regulated Investor), 4.1(f), 5.7(b),5.8, 5.9, 5.10, 5.12, 5.13 (as such Subsection relates to such Regulated Investor), 5.14, clause (iii) of the immediately preceding sentence and this sentence may be amended and the observance of such term may be waived (either generally or in a particular instance) only with the written consent of Goldman. Notwithstanding anything to the contrary set forth herein, Subsection 5.7(c) and this sentence may be amended and the observance of such term may be waived (either generally or in a particular instance) only with the written consent of F-Prime. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series F Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series F Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the United States District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

6.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13    Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.14    Amendment and Restatement of Prior Agreement. By their signatures hereto, each of (i) the Company and (ii) the holders of at least a majority of the shares of Registrable Securities outstanding prior to the Initial Closing (as defined in the Purchase Agreement) on their own behalf and on behalf of all of holders of shares of Registrable Securities outstanding prior to the Initial Closing: (a) consent to the amendment and restatement of the Prior Agreement and (b) agree that upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated in its entirety as set forth in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FLYWIRE CORPORATION

By:	/s/ Michael Massaro
Name:	Michael Massaro
Title:	Chief Executive Officer

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Goldman Sachs PSI Global Holdings, LLC

By:	/s/ Ashwin Gupta
Name:	Ashwin Gupta
Title:	Authorized Signatory

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

STONEBRIDGE 2020 OFFSHORE HOLDINGS II, L.P.

By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Susan Hodgkinson
Name:	Susan Hodgkinson
Title:	Vice President and Secretary

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

STONEBRIDGE 2020, L.P.

By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ Susan Hodgkinson
Name:	Susan Hodgkinson
Title:	Vice President and Secretary

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SUNLEY HOUSE CAPITAL MASTER LIMITED PARTNERSHIP

By: Sunley House Capital GP LP, its General Partner
By: Sunley House Capital GP LLC, its General Partner

By:	/s/ Jhaleh Ghassemi
Name:	Jhaleh Ghassemi
Title:	Chief Financial Officer

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WHALE ROCK FLAGSHIP MASTER FUND, LP

By: Whale Rock Capital Partners LLC, a Delaware limited liability company and general partner of Whale Rock Flagship Master Fund, LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WHALE ROCK FLAGSHIP (AI) Fund LP

By: Whale Rock Capital Partners LLC, a Delaware limited liability company and general partner of Whale Rock Flagship (AI) Fund LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WHALE ROCK LONG OPPORTUNITIES MASTER FUND, LP

By: Whale Rock Capital Partners LLC, a Delaware limited liability company and general partner of Whale Rock Long Opportunities Master Fund, LP

By:	/s/ Alexander Sacerdote
Name:	Alexander Sacerdote
Title:	Managing Member

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ADAGE CAPITAL PARTNERS LP

By: Adage Capital Partners, GP, LLC, its General Partner
By: Adage Capital Advisors, LLC, its Managing Member

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SPARK CAPITAL II, L.P.
SPARK CAPITAL FOUNDERS’ FUND II, L.P.

By: Spark Management Partners II, LLC, Their General Partner

By:	/s/ Alex Finkelstein
Name:	Alex Finkelstein
Title:	Managing Member

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SPARK CAPITAL GROWTH FUND, L.P.

By: Spark Growth Management Partners, LLC, Its General Partner

By:	/s/ Alex Finkelstein
Name:	Alex Finkelstein
Title:	Managing Member

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

SPARK CAPITAL GROWTH FOUNDERS’ FUND, L.P.

By: Spark Growth Management Partners, LLC, Its General Partner

By:	/s/ Alex Finkelstein
Name:	Alex Finkelstein
Title:	Managing Member

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

OSSA INVESTMENTS PTE. LTD.

By:	/s/ Png Chin Yee
Name:	Png Chin Yee
Title:	Authorized Signatory

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

MARSHALL WACE IRELAND LIMITED in its capacity as manager of MARSHALL WACE INVESTMENT STRATEGIES, an umbrella unit trust established in Ireland with limited liability between sub-trusts, acting solely in respect of the EUREKA FUND by its Investment Manager, MARSHALL WACE LLP:

By:	/s/ Jon May
Name:	Jon May
Title:	Authorized Signatory

By:	/s/ Claire Musgrave
Name:	Claire Musgrave
Title:	Authorized Signatory Chief Operating Officer

Signature Page to Flywire Corporation Seventh Amended and Restated

Investors’ Rights Agreement

SCHEDULE A

Investors

Sunley House Capital Master Limited Partnership

c/o Sunley House Capital Management LLC

Prudential Tower

800 Boylston Street, Suite 3300

Boston, MA 02199

Whale Rock Flagship Master Fund, LP

Whale Rock Flagship (AI) Fund LP

Whale Rock Long Opportunities Master Fund, LP

2 International Pl #2430

Boston, MA 02110

Eureka Fund

c/o Marshall Wace LLP

131 Sloane Street

London SW1X 9AT

England

with copy (which shall not constitute notice) to:

Crowell & Moring LLP

Attn: Claude Lex Eley

1001 Pennsylvania Avenue NW

Washington, DC 20004-2595

Spark Capital II, L.P.

137 Newbury Street, 8th Floor

Boston, MA 02116

Spark Capital Founders’ Fund II, L.P.

137 Newbury Street, 8th Floor

Boston, MA 02116

Spark Capital Growth Fund, L.P.

Spark Capital Growth Founders’ Fund, L.P.

137 Newbury Street, 8th Floor

Boston, MA 02116

Hornthal Investment Partners

2234 Beach Street

San Francisco, CA 94123

Kenneth and Laura Morse

212 Quissett Avenue

Woods Hole, MA 02543-11314

Roy Rodenstein

21 Beacon Street, #5T

Boston, MA 02108

Lead Dog Ventures

85 Old Connecticut Path

Wayland, MA 01778

Attn: John B. Landry

500 Startups

444 Castro Street, #1200

Mountain View, CA 94041

Attn: Dave McClure

Project 11

12 Toxteth St.

Brookline, MA 02445

Attn: Katherine Rae

Alexander Angerer

2 Duxton Hill #02-01

Singapore 089588

Margarita Albors

Poeta Artola, 29 16B

46021 Valencia, Spain

Ignacio Berenguer Mediavilla

Avenida Valencia 55

03830 Muro de Alcoy, Alicante

Lydia Jett

3011 NW Starview Drive

Bend, OR 97701

Mari Luz Marchite Sierra

Paseo Pamplona, 14, Esc.4 Decimo A

Tudela, 31500, Spain

Accel London III L.P.

428 University Avenue

Palo Alto, CA 94301

Accel London Investors 2011, L.P.

428 University Avenue

Palo Alto, CA 94301

Maveron Equity Partners IV, L.P.

411 First Avenue South, Suite 600

Seattle, WA 98104

MEP Associates IV, L.P.

411 First Avenue South, Suite 600

Seattle, WA 98104

Maveron IV Entrepreneurs’ Fund, L.P.

411 First Avenue South, Suite 600

Seattle, WA 98104

Entangled Ventures, LLC

543 Howard Street, 5th Floor

San Francisco, CA 94105

QED Fund II, LP

311 Cameron St.

Alexandria, VA 22314

Fomento para la Innovación y el Desarrollo

Sostenible Tres S.A., Sociedad de Capital

Riesgo de Régimen Simplificado (“FIDES 3”)

Avenida de Europa 10, 28108

Alcobendas (Madrid), Spain

Amerigo Innvierte Spain Technologies, FCr

Suero de Quiñones, 34 - 3rd Floor

28002 Madrid, Spain

F-Prime Capital Partners Tech Fund LP

1 Main Street, 13th Floor

Cambridge, MA 02142

Bain Capital Venture Fund 2014, L.P.

Bain Capital Venture Coinvestment Fund II, L.P.

BAIN CAPITAL VENTURE FUND 2016, L.P.

632 Broadway

Suite 801

New York, NY 10012

BCIP Venture Associates

632 Broadway

Suite 801

New York, NY 10012

BCIP Venture Associates-B

632 Broadway

Suite 801

New York, NY 10012

BCIP VENTURE ASSOCIATES II, LP

BCIP VENTURE ASSOCIATES II-B, LP

632 Broadway

Suite 801

New York, NY 10012

BCV 2019-MD Coinvestment II, L.P.

WSI Investment, Inc.

100 West Commons Boulevard, Suite 303

New Castle, DE 19720

Ossa Investments Pte. Ltd.

60B Orchard Road, #06-18

The Atrium @ Orchard

Singapore 238891

Goldman Sachs PSI Global Holdings, LLC

200 West Street, 6th Floor

New York, NY 10282

with copy (which shall not constitute notice) to:

The Goldman Sachs Group, Inc.

200 West Street, 6th Floor

New York, NY 10282

Attn: Luke Dixon, Esq.

Email: luke.dixon@gs.com

Tiger Partners, L.P.

101 Park Avenue, 48th Floor

New York, NY 10178

Tel: (212) 984-2548

scott.sherman@tigerfund.com

Adage Capital Partners, L.P.

Balderton Capital SFI, S.L.P.

StoneBridge 2020 Offshore Holdings II, L.P.

StoneBridge 2020, L.P.

200 West Street,

New York, NY 10282

With copy, which shall not constitute notice, to:

The Goldman Sachs Group, Inc.

200 West Street, 6th Floor

New York, NY 10282

Attn: Luke Dixon, Esq.

Email: luke.dixon@gs.com